     As filed with the Securities and Exchange Commission on June 12, 1997

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   ----------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   ----------


                                 RIDGEVIEW, INC.
             (Exact name of Registrant as specified in its charter)

              NORTH CAROLINA                             56-0377410
      (State or other jurisdiction of       (I.R.S. Employer Identification No.)
      incorporation or organization)

         2101 NORTH MAIN AVENUE
         NEWTON, NORTH CAROLINA                            28658
(Address of principal executive offices)                 (Zip Code)


                                   ----------


                                 RIDGEVIEW, INC.
                       1995 OMNIBUS STOCK PLAN, AS AMENDED

                                 RIDGEVIEW, INC.
                  1996 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                                 RIDGEVIEW, INC.
                    EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED
                            (Full title of the Plan)


                                   ----------


                                 HUGH R. GAITHER
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 RIDGEVIEW, INC.
                             2101 NORTH MAIN AVENUE
                          NEWTON, NORTH CAROLINA 28658
                     (Name and address of agent for service)

                                 (704) 464-2972
          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                DUMONT CLARKE, IV
                             MOORE & VAN ALLEN, PLLC
                          NATIONSBANK CORPORATE CENTER
                        100 NORTH TRYON STREET, FLOOR 47
                      CHARLOTTE, NORTH CAROLINA 28202-4003
                                 (704) 331-1000


                                   ----------



===========================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------
                                                                                Proposed Maximum
Title of Securities to be        Amount to be      Proposed Maximum Offering    Aggregate Offering     Amount of
Registered                        Registered       Price Per Share(1)           Price                  Registration Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock                   320,000 shares               $7.00                    $2,240,000              $679
===========================================================================================================================

(1) Estimated in accordance with Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the bid and the ask price reported by Nasdaq on June 11, 1997.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents heretofore filed by Ridgeview, Inc. (the "Company" or the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K, as amended, (File Number 0-21469) for the fiscal year ended December 31, 1996.

         (b) The description of the Company's Common Stock (the "Common Stock") contained in the Company's Registration Statement on Form 8-A filed October 3, 1996.

         In addition, all documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment hereto which indicates that all the securities offered hereby have been sold or which deregisters all the securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 55-2-02 of the North Carolina Business Corporation Act (the "Business Corporation Act") enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of a director for monetary damages for breach of duty as a director. No such provision is effective to eliminate or limit a director's liability for
(i) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation,
(ii) improper distributions described in Section 55-8-33 of the Business Corporation Act, (iii) any transaction from which the director derived an improper personal benefit, or (iv) acts or omissions occurring prior to the date the exculpatory provision became effective. The Company's Articles of Incorporation limit the personal liability of its directors to the fullest extent permitted by the Business Corporation Act.

          Sections 55-8-50 through 55-8-58 of the Business Corporation Act permit a corporation to indemnify its directors and officers under either or both a statutory or nonstatutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director or officer of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director or officer of the corporation, or is or was serving at the request of such corporation as a director, officer, agent or employee of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses, including attorneys' fees, incurred in connection with a proceeding; provided that no such indemnification may be granted unless such director or officer (i) conducted himself or herself in good faith, (ii) reasonably believed that (A) any action taken in his or her official capacity with the corporation was in the best interests of the corporation and (B) in all other cases, his or her conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. In accordance with Section 55-8-55 of the Business Corporation Act, the determination of whether a director has met the requisite standard of conduct for the type of indemnification set forth above is made by the board of directors, a committee of directors, special legal counsel or the shareholders. A corporation may not indemnify a director under the statutory scheme in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with a proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

          In addition to, and notwithstanding the conditions of and limitations on indemnification described above under the statutory scheme, Section 55-8-57 of the Business Corporation Act permits a corporation in its articles of incorporation or bylaws or by contract or resolution to indemnify or agree to indemnify any of its directors or officers against liability and expenses, including attorneys' fees, in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. Pursuant to this nonstatutory scheme, the Company's Bylaws provide for indemnification to the fullest extent permitted by law of any person who at any time serves or has served as an officer, employee or a director of the Company, or who, while serving as an officer, employee or a director of the Company, serves or has served at the request of the Company as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or as a trustee or administrator under an employee benefit plan; provided such persons have not engaged in activities known or believed by the person who undertook them to be clearly in conflict with the Company's best interests when they occurred.

          Sections 55-8-52 and 55-8-56 of the Business Corporation Act require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful on the merits or otherwise in the defense of any proceeding to which such director or officer was, or was threatened to be made, a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification in view of all the relevant circumstances as provided in Sections 55-8-54 and 55-8-56 of the Business Corporation Act.

          In addition, Section 55-8-57 of the Business Corporation Act authorizes a corporation to purchase and maintain insurance on behalf of an individual who is or was a director or officer of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by the Business Corporation Act to indemnify such party.

          The Registrant maintains a directors and officers insurance policy which, subject to certain exceptions, insures the officers and directors of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Registrant.


ITEM 8.  EXHIBITS

EXHIBIT NO.      DESCRIPTION OF DOCUMENT
-----------      -----------------------

  5.1            Opinion of Moore & Van Allen, PLLC.

 23.1            Consent of BDO Seidman, LLP.

 23.5            Consent of Moore & Van Allen, PLLC
                 (included in the opinion filed as Exhibit No. 5.1.)

 24.1            Power of Attorney (included on the signature page.)


ITEM 9.  UNDERTAKINGS

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, State of North Carolina, on June 5, 1997.


                        RIDGEVIEW, INC.



                        By:             /s/ Walter L. Bost, Jr.
                            ----------------------------------------------------
                                            Walter L. Bost, Jr.
                            Executive Vice President and Chief Financial Officer



                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Hugh
R. Gaither and Walter L. Bost, Jr., or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might, or could, do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

           SIGNATURE                             TITLE                        DATE
           ---------                             -----                        ----

       /s/ Albert C. Gaither          Chairman and Director                June 4, 1997
-----------------------------------
         Albert C. Gaither

        /s/ Hugh R. Gaither           President, Chief Executive Officer   June 5, 1997
-----------------------------------   and Director (Principal Executive
          Hugh R. Gaither             Officer)

       /s/ William D. Durrant         Executive Vice President - Sales     June 5, 1997
-----------------------------------   and Marketing and Director
         William D. Durrant

       /s/ Walter L. Bost, Jr.        Executive Vice President, Chief      June 5, 1997
-----------------------------------   Financial Officer and Director
         Walter L. Bost, Jr.          (Principal Financial Officer)

        /s/ Susan Gaither Jones       Vice President and Director          June 5, 1997
-----------------------------------
         Susan Gaither Jones

        /s/ P. Douglas Yoder          Corporate Controller and Chief       June 3, 1997
-----------------------------------   Accounting Officer (Principal
         P. Douglas Yoder             Accounting Officer)

    /s/ Claude S. Abernethy, Jr.      Director                             June 3, 1997
-----------------------------------
     Claude S. Abernethy, Jr.

       /s/ Charles M. Snipes          Director                             June 3, 1997
-----------------------------------
         Charles M. Snipes

        /s/ Joseph D. Hicks           Director                             June 4, 1997
-----------------------------------
          Joseph D. Hicks

    /s/ George Watts Carr, III        Director                             June 3, 1997
-----------------------------------
      George Watts Carr, III

     /s/ J. Michael Gaither           Director                             June 3, 1997
-----------------------------------
       J. Michael Gaither


                                  EXHIBIT INDEX



Exhibit No.        DESCRIPTION OF DOCUMENT
-----------        -----------------------
  5.1              Opinion of Moore & Van Allen, PLLC.
 23.1              Consent of BDO Seidman, LLP.
 23.5              Consent of Moore & Van Allen, PLLC
                   (included in the opinion filed as Exhibit No. 5.1.)
 24.1              Power of Attorney (included on the signature page.)